Exhibit 99.1

Taleo Extends Management Team with CFO and

SVP of Strategy and Corporate Development

Douglas Jeffries and Hans Lidforss to Advance Talent Management Growth Initiatives

DUBLIN, CA – October 25, 2010 — Taleo Corporation (NASDAQ: TLEO), the leading provider of on-demand talent management solutions, today announced the addition of two new members to its executive team: Douglas Jeffries as Executive Vice President and Chief Financial Officer and Hans Lidforss, as Senior Vice President of Strategy and Corporate Development.

“Taleo is uniquely positioned for growth as the only vendor to offer a complete talent management suite including recruiting, performance management, compensation and learning,” said Michael Gregoire, Chairman and Chief Executive Officer of Taleo. “The addition of high caliber leadership from Doug and Hans in these strategic roles will be instrumental as we build our velocity toward what we believe is a $13 billion total addressable market ahead of us.”

Mr. Jeffries brings to Taleo more than 20 years of executive leadership experience in finance and operations. Most recently, he was SVP and Chief Financial Officer at Palm, Inc. where he helped build strong teams to support rapidly expanding revenues from the introduction of revolutionary new smart phone products. Previously, he was Vice President of Finance and Chief Accounting Officer at eBay, where his teams supported the company’s double digit annual revenue growth to over $7 billion. He has also held executive positions at GenCorp, Red Herring Communications, Alaris Medical and Cardinal Health. Mr. Jeffries started his career at Price Waterhouse and holds an MBA from University of Southern California.

“I am impressed with Taleo’s focus on achieving high levels of customer satisfaction, its product innovation and the company’s talented team that has consistently delivered profitable growth,” said Jeffries. “I look forward to bringing my experience in high-growth organizations to Taleo.”

Mr. Lidforss was formerly a senior operations executive with Cerberus Capital Management where he led investment/acquisitions executions, portfolio company transitions and improvement activities. Previously, was Vice President of Strategy and Corporate Development at Hewlett Packard (HP) where he was responsible for strategy, merger and acquisition, and post-acquisition management activities for HP’s $30 billion Technology Solutions Group. Mr. Lidforss also held business development, post acquisition management and general management positions at General Electric; advised Fortune 500 companies at McKinsey & Company; and drove business growth as a Product Manager at Sandvik Inc. He holds an MBA from the Kellogg School of Management, Northwestern University and an MSc from Linkoping Institute of Technology in Sweden.

“It is an exciting time to join Taleo,” said Lidforss. “The company is well positioned at an enviable crossroads in cloud computing with a unique Talent value proposition that is applicable to global companies of all sizes.”

Follow us:

http://twitter.com/Taleo_Corp

http://facebook.com/Taleo

About Taleo

Taleo’s (NASDAQ: TLEO) cloud-based talent management platform unites products and an ecosystem to drive business performance through talent intelligence. Nearly 5,100 customers use Taleo for talent acquisition, performance and compensation management, including 48 of the Fortune 100. Further, Taleo’s Talent Grid cloud community harnesses the expertise of Taleo customers and more than 200 million candidates and 140 partners and industry experts.

Forward-looking statement

This release contains forward-looking statements, including statements regarding the demand for Taleo’s solutions, Taleo’s growth prospects and general business conditions. Any forward-looking statements contained in this press release are based upon Taleo’s historical performance and its current plans, estimates and expectations and are not a representation that such plans, estimates, or expectations will be achieved. These forward-looking statements represent Taleo’s expectations as of the date of this press announcement. Subsequent events may cause these expectations to change, and Taleo disclaims any obligation to update the forward-looking statements in the future. These forward-looking statements are subject to known and unknown risks and uncertainties that may cause actual results to differ materially. Further information on potential factors that could affect actual results is included in Part II, Item 1A of Taleo’s Quarterly Report on Form 10-Q, as filed with the SEC on August 6, 2010, and in other reports filed by Taleo with the SEC.

###